Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035 www.nanometrics.com	Tel: 408.435.9600 Fax: 408.232.5910

News Release

Investor Relations Contact:	Company Contact:
Claire McAdams	Douglas McCutcheon
Headgate Partners LLC	Nanometrics Incorporated
530.274.0551, 530.274.0531 fax	408.435.9600, 408.232.5910 fax
email: claire@headgatepartners.com	email: dmccutcheon@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year Financial Results for 2006

MILPITAS, California, February 15, 2007 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced its results for the fourth quarter and fiscal year ended December 30, 2006.

Revenues for the fourth quarter were $24.9 million, representing a 14 percent decrease from third quarter 2006 revenues of $29.1 million and a 75 percent increase over revenues of $14.2 million for the fourth quarter of 2005. Net loss for the fourth quarter of 2006 was $12.1 million or $0.69 per share on a GAAP basis. This compares to a net loss of $6.6 million or $0.39 per share for the third quarter of 2006 and a net loss of $2.1 million or $0.16 per share for the fourth quarter of 2005.

As reflected in the attached tables, included in the net loss for the fourth quarter of 2006 are non-cash charges of $2.6 million for amortization of acquired intangible assets and other acquisition-related charges, and $1.6 million for stock-based compensation expenses as required with the adoption of Financial Accounting Standard 123R.

For the fiscal year ended December 30, 2006, Nanometrics’ revenues were $96.4 million, an increase of 37 percent over 2005 revenues of $70.5 million. Net loss for fiscal 2006 was $22.1 million or $1.47 per share on a GAAP basis compared to net income of $1.5 million or $0.11 per diluted share for fiscal 2005. Non-cash charges for the full year totaled $5.3 million for amortization of acquired intangible assets and other acquisition-related charges, and $4.8 million for stock-based compensation.

“The fourth quarter of 2006 was a challenging transition period for our company, as evidenced by revenues coming in below guidance,” commented John Heaton, president and chief executive officer of Nanometrics. “While we are pleased with the growth opportunities and increased scale we have gained by completing two acquisitions in 2006, the integration of our global manufacturing, sales, service and support organizations has proven to be a multi-quarter undertaking. That being said, we believe that current market dynamics – including our customers’ capital spending outlook and the consolidation of suppliers in the markets we serve – are favorable to Nanometrics over the longer term.”

“We continue to work through the challenge of rationalizing and consolidating our manufacturing facilities while meeting the needs of our customers at the same time,” added Douglas J. McCutcheon, chief financial officer of Nanometrics. “In order to ensure that we have the balance sheet to meet that challenge, we have recently secured a multi-year, multi-currency, $15 million revolving line of credit with a major U.S. bank. Our earnings have been negatively impacted as we have grown, yet we believe we will realize the benefits of our growth strategy in 2007.”

Non-GAAP Financial Results

Nanometrics reports its results on a Generally Accepted Accounting Principles (“GAAP”) basis, and also provides results excluding certain non-cash expenses, such as amortization of acquired intangible assets and other acquisition-related charges, and stock-based compensation. Management uses the presentation of adjusted non-GAAP results internally to evaluate the Company’s operating and financial results. The Company believes the presentation of adjusted non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of adjusted non-GAAP results to results under GAAP is included at the end of this press release and on the Company’s web site.

Conference Call Details

A conference call to discuss the fourth quarter and full year 2006 results will be held today, February 15, 2007, at 5:00 p.m. ET (2:00 p.m. PT). To participate in the earnings conference call, the dial-in numbers are 800-706-7745 for domestic callers and 617-614-3472 for international callers. The passcode is 80955306. If you are unable to participate during the live conference call, a webcast will be made available on the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon and compound semiconductor devices, during various steps of the manufacturing process. These systems enable semiconductor manufacturers to improve yields, increase productivity and lower their manufacturing costs. The Company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected results for its most recently completed fiscal quarter and fiscal year, which may be subject to adjustment in its annual report on Form 10-K, as well as statements made by its CEO and CFO concerning the Company’s expected operating performance in future periods. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Other factors that may impact reported results include challenges in integrating the operations of recently-acquired companies such as Accent Optical and Soluris, purchase accounting adjustments to our earnings related to acquired businesses and compliance with changes in accounting rules, such as FAS 123R. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(UNAUDITED)

	December 30, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$7,957	$40,445
Short-term investments	—	4,949
Accounts receivable, net of allowances of $841 and $592	24,888	18,983
Inventories	47,813	25,656
Prepaid expenses and other	3,639	1,259

Total current assets	84,297	91,292
Property, plant and equipment, net	43,294	42,928
Goodwill	54,817	—
Intangible assets	27,983	639
Other assets	1,985	1,441

Total assets	$212,376	$136,300

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$—	$1,186
Accounts payable	9,155	3,060
Accounts payable to related party	181	288
Accrued payroll and related expenses	5,227	1,540
Deferred revenue	10,451	3,448
Other current liabilities	8,371	3,869
Income taxes payable	695	770
Current portion of debt obligations	356	400

Total current liabilities	34,436	14,561

Deferred income taxes	1,852	—
Debt obligations	1,457	1,396

Total liabilities	37,745	15,957
Shareholders’ equity
Common stock, $0.001 par value; 47,000,000 shares authorized; 18,141,589 and 12,990,894, respectively, outstanding	18	107,294
Additional paid-in capital	182,096	—
Retained earnings	(9,909)	12,218
Accumulated other comprehensive income	2,426	831

Total shareholders’ equity	174,631	120,343

Total liabilities and shareholders’ equity	$212,376	$136,300

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share amounts)

(UNAUDITED)

	Three Months Ended		Year Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Net revenues:
Products	$19,771	$11,695	$80,636	$61,012
Service	5,146	2,530	15,738	9,531

Total net revenues	24,917	14,225	96,374	70,543

Costs and expenses:
Cost of product sales	14,506	4,745	47,726	29,173
Cost of service	5,270	2,886	16,610	10,695
Research and development	4,455	2,407	14,253	12,533
Selling	5,734	2,556	18,605	10,945
General and administrative	7,002	4,135	21,305	11,882
Merger termination fee	—	—	—	(8,300)
Asset impairment and disposition	—	—	—	2,232

Total costs and expenses	36,946	16,729	118,499	69,160

Loss from operations	(12,029)	(2,504)	(22,125)	1,383

Other income (expense):
Interest income	64	387	851	998
Interest expense	(16)	(38)	(60)	(73)
Other, net	(741)	(85)	(1,116)	(579)

Total other income (expense), net	(693)	264	(325)	346

Income (loss) before income taxes	(12,722)	(2,240)	(22,450)	1,729

Provision (credit) for income taxes	(639)	(180)	(323)	218

Net income (loss)	$(12,083)	$(2,060)	$(22,127)	$1,511

Net income (loss) per share:
Basic	$(0.69)	$(0.16)	$(1.47)	$0.12

Diluted	$(0.69)	$(0.16)	$(1.47)	$0.11

Shares used in per share computation:
Basic	17,622	12,981	15,075	12,760

Diluted	17,622	12,981	15,075	13,471

NANOMETRICS INCORPORATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 30, 2006				Year Ended December 30, 2006
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted
	(in thousands, except per share amounts) (unaudited)
Net revenues:
Products	$19,771	$—		$19,771	$80,636	$—		$80,636
Service	5,146	—		5,146	15,738	—		15,738

Total net revenues	24,917	—		24,917	96,374	—		96,374

Costs and expenses:
Cost of product sales	14,506	(1,831	) (a)	12,546	47,726	(3,454	) (a)	43,918
		(129	) (b)			(354	) (b)
Cost of service	5,270	(107	) (b)	5,163	16,610	(305	) (b)	16,305
Research and development	4,455	(387	) (b)	4,068	14,253	(1,313	) (b)	12,940
Selling	5,713	(770	) (a)	4,625	18,605	(1,628	) (a)	15,989
		(318	) (b)			(988	) (b)
General and administrative	7,002	(673	) (b)	6,329	21,305	(2,065	) (b)	19,240

Total costs and expenses	36,946	(4,215)		32,731	118,499	(10,107)		108,392

Income (loss) from operations	(12,029)	4,215		(7,814)	(22,125)	10,107		(12,018)
Other income (expense):
Interest income	64	—		64	851	—		851
Interest expense	(16)	—		(16)	(60)	—		(60)
Other, net	(741)	—		(741)	(1,116)	—		(1,116)

Total other income (expense), net	(693)	—		(693)	(325)	—		(325)

Income (loss) before income taxes	(12,722)	4,215		(8,507)	(22,450)	10,107		(12,343)
Benefit for income taxes	(639)	—		(639)	(323)	—		(323)

Net income (loss)	$(12,083)	$4,215		$(7,868)	$(22,127)	$10,107		$(12,020)

Net loss per share:
Basic	$(0.69)			$(0.45)	$(1.47)			$(0.80)

Diluted	$(0.69)			$(0.45)	$(1.47)			$(0.80)

Shares used in per share computation:
Basic	17,622			17,622	15,075			15,075

Diluted	17,622			17,622	15,075			15,075

(a)	Amortization of intangible assets and step-up to fair value of inventories from the Accent and Soluris acquisitions
(b)	Stock-based compensation